EXHIBIT 32.0

SECTION 1350 CERTIFICATIONS

In connection with the Annual Report of Andrea Electronics Corporation (the “Company”) on Form 10-K for the period ended December 31, 2020 as filed with the Securities and Exchange Commission (the “Report”), the undersigned certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date:	March 31, 2021	/s/ DOUGLAS J. ANDREA
Douglas J. Andrea
Chairman of the Board, President, Chief
Executive Officer and Corporate Secretary

/s/ CORISA L. GUIFFRE
Corisa L. Guiffre
Vice President, Chief Financial Officer and
Assistant Corporate Secretary